UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

CEO Employment Agreement

Effective as of February 22, 2006, RenaissanceRe Holdings Ltd. (the ‘‘Company’’) entered into an amended and restated employment agreement with Neill A. Currie (the ‘‘Agreement’’), pursuant to which Mr. Currie serves as the Company’s Chief Executive Officer. The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The term of the Agreement expires on February 22, 2010, but unless either the Company or Mr. Currie give notice of an intention not to extend the term of the Agreement, such term will automatically be extended by one additional year, first on February 22, 2010 and then on each subsequent anniversary thereof. Pursuant to the Agreement, Mr. Currie is (a) entitled to a base salary of not less than $750,000 per year, (b) eligible to receive an annual bonus at a target level equal to 150% of his base salary, and (c) is eligible to participate in the Company’s stock incentive plans, with an annual grant target valued at 300% of his base salary. Actual bonuses to be paid Mr. Currie in the future will be determined by the Compensation and Corporate Governance Committee of the Board of Directors of the Company (the "Compensation Committee") in light of factors including achievement of corporate and personal performance objectives. Mr. Currie is also entitled to participate in health, insurance, retirement, and other benefits generally provided to other senior executives of the Company from time to time, including use of the Company’s corporate airplane, for business and personal matters, in accordance with such policies as may be established by the Compensation Committee from time to time. In addition, Mr. Currie will also be provided customary perquisites for housing, automobile use and other expenses, subject to applicable policies of the Company as approved from time to time by the Compensation Committee, and, to the extent the perquisites are considered income and increase Mr. Currie’s income tax liability, a tax reimbursement payment in an amount such that, after deduction for all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Mr. Currie will be equal to the amount of such increased income tax liability. As previously disclosed, Mr. Currie's housing allowance under the Company's expatriate housing allowance program has currently been established at $25,000 per month.

The term of Mr. Currie’s employment will terminate earlier than described above upon Mr. Currie’s termination of employment by reason of his death or Disability (as defined in the Agreement), by the Company with or without Cause (as defined in the Agreement), or by Mr. Currie with or without Good Reason (as defined in the Agreement). In addition to the accrued obligations (e.g., base salary and reimbursement of expenses incurred through termination, benefits per Company plans and indemnification rights (described below)) payable in connection with any termination of employment, Mr. Currie will be entitled to the following payments and benefits upon termination of employment:

• Death/Disability: (i) Any unpaid annual bonus in respect of any completed fiscal year ended prior to termination, (ii) a pro rata annual bonus for the fiscal year of termination, and (iii) vesting of unvested equity awards.

• By the Company without Cause/By Mr. Currie with Good Reason/Expiration of the Term of Employment following Notice of Non-Extension by the Company: (i) Any unpaid annual bonus in respect of any completed fiscal year ended prior to termination, (ii) a pro rata annual bonus for the fiscal year of termination, (iii) vesting of unvested equity awards, (iv) a lump sum amount equal to 150% of the sum of base salary and target annual bonus, and (v) continuation of the health benefits at the same cost applicable to active employees for eighteen months following termination. In addition, upon the expiration of the eighteen-month anniversary of termination, and subject to compliance with the restrictive covenants (described below) and other post-closing obligations contained in the Agreement, a lump sum amount equal to 50% of the sum of base salary and target annual bonus. Payments and benefits (other than the accrued obligations) upon such a termination are conditioned upon Mr. Currie’s execution of a release of claims in favor of the Company and its affiliates.

• Expiration of the Term of Employment following Notice of Non-Extension by Mr. Currie: Any unpaid annual bonus in respect of any completed fiscal year ended prior to termination.

During the term of employment and for the eighteen-month period following any termination of employment, Mr. Currie is subject to noncompetition and non-interference covenants. Generally, the noncompetition covenant prevents Mr. Currie from engaging in activities competitive with the business of the Company or its affiliates and the non-interference covenant prevents Mr. Currie from soliciting or hiring employees or other service providers of the Company or its affiliates and from inducing any customer, supplier, licensee or other business relation of the Company or its affiliates to cease doing business with, or reduce the amount of business conducted with, the Company or its affiliates, or in any other manner interfering with the Company’s relationship with such parties. The Agreement also contains standard confidentiality and assignment of inventions provisions.

The Agreement requires the Company to indemnify Mr. Currie to the fullest extent permitted by Bermuda law, except in certain limited circumstances.

Compensation of Named Executive Officers

On February 21 and 22, 2006, the Compensation Committee completed its annual performance and compensation review of the Company’s executive officers and approved, among other things, as ratified by the Board, 2006 annual base salaries, effective April 15, 2006, and compensation with respect to 2005 performance for the Company’s executive officers who will be included as the Named Executive Officers in the Company’s Proxy Statement for the 2006 Annual General Meeting of Shareholders (the ‘‘2006 Proxy Statement’’).

Name and Principal Position	2006 Salary ($)	Bonus in respect of 2005 ($)
Neill A. Currie	750,000	1,012,500
Chief Executive Officer
William I. Riker	0(1)	0(1)
President
John M. Lummis	328,800	1,700,000
Executive Vice President, Chief Operating Officer and Chief Financial Officer
John D. Nichols	100,000(1)	0(1)
Executive Vice President; President, RenaissanceRe Ventures Ltd.
Kevin J. O’Donnell	416,100	356,400
Senior Vice President; President, Renaissance Reinsurance Ltd.
William J. Ashley	312,100	258,210
Senior Vice President; President and Chief Executive Officer of Glencoe Group Holdings Ltd.

(1) Following approval by the Company’s shareholders of the RenaissanceRe Holdings Ltd. 2004 Stock Incentive Plan (the ‘‘2004 Plan’’) on August 31, 2004 (as previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2004), the Company awarded options to purchase 700,000 and 350,000 Full Voting Shares to Messrs. Riker and Nichols, respectively, under the 2004 Plan, which options cliff vest on August 31, 2009 and have an initial exercise price of $74.24 per share, representing 150% of the fair market value of the Full Voting Shares at August 31, 2004. In connection with the grant of options under the 2004 Plan, the annual salary and bonus compensation for certain officers of the Company, including Messrs. Riker and Nichols, have been reduced from September 2004 to the present. However, based on factors including the estimated potential value of the 2004 option grant and other prior grants to such officers, the Company considers Messrs. Riker and Nichols to be among its Named Executive Officers.

On February 21 and 22, 2006, the Compensation Committee also determined, as ratified by the Board, the values of, and ratified the criteria to be used in calculating, equity-based awards to be made to eligible and participating executives and employees under the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan (the "2001 Plan"), with respect to 2006 annual compensation. The Compensation Committee determined to award such equity grants on March 21, 2006, using the

Company's consistently applied internal methodologies for valuing restricted stock and stock option awards.The Compensation Committee based its decisions on a review of factors including personal and corporate performance in the past year. The grant awarded to Mr. Currie in respect of this annual compensation award is to be valued at $2,250,000, and comprised of 50% restricted stock and 50% options (valued per the Company's methodologies), and be made on March 21, 2006 concurrently with the annual grants to other eligible and participating employees in the Company's long-term incentive plans. The Compensation Committee determined that Mr. Currie's annual equity grant described above should not be pro-rated.

The Compensation Committee also determined, as ratified by the Board, to award to Mr. Currie a special equity grant valued at $9,000,000, consisting of 50% restricted stock and 50% options (valued per the Company's methodogies), under the 2001 Plan in recognition of Mr. Currie's appointment as Chief Executive Officer in November 2005 and his strong performance since his appointment, which has been achieved in a period in which the Company in particular, and the insurance and reinsurance industry in general, experienced many challenges, including the ongoing governmental investigations into the Company and the industry, and the significant industry losses from several natural disasters during 2004 and 2005. The Compensation Committee determined to effect this special grant to Mr. Currie on March 21, 2006 concurrently with the annual grants to the eligible and participating employees under the Company's long-term incentive plans. (The Company determines the quantum of restricted stock and options to issue as follows: in the case of shares of restricted stock, by dividing, as of the grant date, the approved grant value by the five-day trailing average closing market price for the Company's shares; and in the case of stock options, by dividing as of the grant date the approved grant value by the same five-day trailing average closing market price, multiplied by a conversion rate equal to 30%. In both cases, the Company does not take into account potential factors including discounts for illiquidity and forfeiture (vesting) risk. The Compensation Committee may change or adjust this methodology in the future at its discretion.)

The Company’s 2006 Proxy Statement will include additional information with respect to the compensation, benefit and perquisite arrangements for the Named Executive Officers. The Company expects to file its 2006 Proxy Statement in April 2006. The Compensation Committee regularly reviews the Company’s compensation programs for its executive officers and other employees and anticipates that additional adjustments may be made to such compensation during 2006.

Compensation of Non-Employee Directors

On February 21, 2006, the Compensation Committee undertook its regular annual review of the compensation of non-employee directors. As part of this review, the Compensation Committee approved the following compensation arrangements for its non-employee directors, as ratified by the Board, effective February 21, 2006. Each non-employee director, except for Mr. W. James MacGinnitie, who serves as non-executive Chairman of the Board, will receive:

a) a 2006 annual retainer of $60,000 cash;

b) a 2006 per meeting fee of $3,000 cash; and

c) a grant of shares of RenaissanceRe Holdings Ltd. restricted stock having, at the time of grant, an aggregate fair market value of $100,000, vesting ratably over a three-year period.

The Compensation Committee determined that Mr. MacGinnitie, in connection with his expanded duties as non-executive Chairman of the Board, will continue to receive in the course of 2006, three times the value of each of the annual retainer, per meeting fee, and restricted stock grant received by the other non-employee directors of the Company. The compensation arrangements described above are set forth in the Board Compensation Summary which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The restricted stock grants to non-employee directors are made pursuant to the Amended and Restated RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan (the ‘‘Directors Stock Plan’’) and the form of restricted stock grant agreement which is attached as Exhibit 10.3 to this Current Report on Form 8-K. The Compensation Committee also approved the form of option grant agreement pursuant to the Directors Stock Plan, which is attached as Exhibit 10.4 to this Current Report on Form 8-K, although the Compensation Committee did not approve any option grants to non-employee directors at this time.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit #	Description
10.1	Amended and Restated Employment Agreement, dated as of February 22, 2006, between the Company and Neill A. Currie
10.2	Board Compensation Summary
10.3	Form of Restricted Stock Grant Agreement for Directors
10.4	Form of Option Grant Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: February 27, 2006	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: General Counsel, Corporate Secretary & Chief Compliance Officer

INDEX TO EXHIBITS

Exhibit #	Description
10.1	Amended and Restated Employment Agreement, dated as of February 22, 2006, between the Company and Neill A. Currie
10.2	Board Compensation Summary
10.3	Form of Restricted Stock Grant Agreement for Directors
10.4	Form of Option Grant Agreement for Directors